UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
April 30, 2008
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BROADPOINT SECURITIES GROUP, INC.
(Exact name of registrant as specified in its charter)
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New York
(State or other jurisdiction of incorporation)

0-14140
(Commission File Number)

22-2655804
(IRS Employer Identification No.)

One Penn Plaza
New York, New York
(Address of Principal Executive Offices)

10119
(Zip Code)

(212) 273-7100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
____________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On April 30, 2008, Broadpoint Securities Group, Inc. (“Broadpoint”) entered into a Transition Agreement (the “Transition Agreement”) with FA Technology Ventures Corporation (“MgmtCo”), FA Technology Holding, LLC (“NewCo”), George C. McNamee (a director of Broadpoint), Gregory A. Hulecki, Kenneth A. Mabbs, Giri C. Sekhar, John A. Cococcia and Claire Wadlington (such individuals, collectively, the “FATV Principals”), with regard to a proposed restructuring of the investment management arrangements relating to FA Technology Ventures, L.P. (“Fund II”), an existing venture capital fund managed by MgmtCo, and the formation of FA Technology Ventures III, L.P. (together with any parallel investment vehicle, “Fund III”), a new venture capital fund to be sponsored and managed by Newco (which is wholly-owned by certain of the FATV Principals) and its subsidiaries (collectively, the “Transactions”).  Broadpoint’s Audit Committee approved of the Transactions pursuant to Broadpoint’s Related Party Transactions Policy.

MgmtCo is a wholly-owned subsidiary of Broadpoint and manages Fund II and certain other employee investment funds.  Concurrent with the first closing of Fund III (the “Trigger Date”), however, and pursuant to a Consent, Assignment and Assumption Agreement (the "Consent, Assignment and Assumption Agreement") to be entered into on the Trigger Date, MgmtCo will assign all of its rights and interest in the Investment Advisory Agreement between it and FATV GP LLC in respect of Fund II (the “Fund II Investment Advisory Agreement”) to NewCo and NewCo will assume all of MgmtCo’s obligations and liabilities thereunder and will indemnify Broadpoint and its affiliates (including MgmtCo) against all claims and liabilities relating to such agreement arising in respect of matters occurring after the Trigger Date.  Any management fees prepaid to Broadpoint pursuant to the Fund II Investment Advisory Agreement will be pro-rated on a daily basis and any portion thereof relating to a period after the Trigger Date will be remitted to NewCo as soon as practicable after the Trigger Date.  MgmtCo will continue to operate consistent with current practice (operations, staffing and expenses) for the purpose of performing its obligations under the Fund II Investment Advisory Agreement (and Broadpoint agrees to fund MgmtCo for such operations) through the date (the “Cut-Off Date”) that is the earlier to occur of (i) the Trigger Date and (ii) December 31, 2008.

Pursuant to the Transition Agreement, subject to the execution and delivery of certain definitive agreements governing Fund III and the general partner of Fund III (“GP III”), Broadpoint will make a capital commitment of $10 million to Fund III (the “Broadpoint Commitment”) at the closing of Fund III at which the total commitments to Fund III (excluding the Broadpoint Commitment) exceed a threshold amount.  If such threshold is not met by June 30, 2009, Broadpoint’s obligation to make the Broadpoint Commitment shall terminate.  Broadpoint has certain additional rights and obligations under the Transition Agreement, including, without limitation, that the definitive agreements of GP III will provide Broadpoint (or its designated subsidiary) with an equity interest in GP III, subject to the making of the Broadpoint Commitment.  In addition, pursuant to the Placement Agent Agreement (the “Placement Agent Agreement”) concurrently entered into by NewCo and Broadpoint Capital, Inc., a broker-dealer subsidiary of Broadpoint, Broadpoint will have the right to receive additional compensation for capital commitments made (and accepted by GP III) to Fund III from certain investors.

It is also contemplated that, on the Trigger Date, each of the FATV Principals will resign from MgmtCo and/or Broadpoint, as the case may be.  In consideration of the assistance contemplated to be given by Broadpoint in connection with the organization and marketing of Fund III, each FATV Principal agreed that: during the Non-Solicitation Restricted Period (as defined in the Transition Agreement), each FATV Principal will not directly or indirectly (through NewCo or otherwise) solicit for employment or hire anyone who is an employee of Broadpoint or any subsidiary (other than other FATV Principals and certain specified employees).

In connection with the Transactions, Broadpoint also authorized NewCo to use (and assigns to NewCo as of the Trigger Date) the name “FA Technology” as part of its corporate name, subject to Broadpoint’s right to terminate such right in the event of any breach by NewCo of any of its obligations under the Transition Agreement.

The foregoing descriptions of the Transition Agreement, the Placement Agent Agreement and the Consent, Assignment and Assumption Agreement are not complete and each is qualified in its entirety by reference to such agreement, a copy of which is filed as Exhibit 10.1, 10.2 and 10.3, respectively, hereto and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d)           Exhibits

The following exhibits are furnished as part of this Current Report on Form 8-K:

10.1 –  Transition Agreement, dated April 30, 2008, by and among Broadpoint Securities Group, Inc., FA Technology Ventures Corporation, FA Technology Holding, LLC,
    George C. McNamee, Gregory A. Hulecki, Kenneth A. Mabbs, Giri C. Sekhar, John A. Cococcia and Claire Wadlington.

10.2 – Placement Agent Agreement, dated April 30, 2008, by and between Broadpoint Capital, Inc. and FA Technology Holding, LLC.

10.3 – Form of Consent, Assignment and Assumption Agreement, to be entered into by FA Technology Ventures Corporation, FA Technology Holding, LLC and FATV GP LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADPOINT SECURITIES GROUP, INC.

By: /s/ ROBERT I. TURNER
Name: Robert I. Turner
Title:   Chief Financial Officer

Dated: May 6, 2008